Exhibit 99.1

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2018

•	Full Year 2018 GAAP Revenue of $614.3 million
•	Full Year 2018 GAAP Net Income of $49.1 million
•	Full Year 2018 GAAP Diluted Earnings Per Share of $1.43
•	Full Year 2018 Adjusted Earnings Per Share of $2.16
•	Full Year 2018 Adjusted EBITDA of $124 million

BEDFORD, Mass., February 27, 2019 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2018.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2018	2017	2018	2017
GAAP
Revenue	$156.2	$146.9	$614.3	$521.3
Operating Income	$15.7	$19.1	$71.0	$57.6
Net Income Attributable to Novanta Inc.	$11.6	$8.9	$49.1	$60.1
Diluted EPS	$0.33	$(0.00)	$1.43	$1.13
Non-GAAP*
Adjusted Operating Income	$25.5	$25.8	$104.7	$90.8
Adjusted Diluted EPS	$0.56	$0.44	$2.16	$1.60
Adjusted EBITDA	$30.8	$30.0	$123.8	$106.1

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“2018 was an excellent year for Novanta with solid execution and good financial results,” said Matthijs Glastra, Chief Executive Officer of Novanta. “We delivered on our promises for robust top line growth and bottom-line profitability. For the full year, reported revenue growth was very strong at 18%, our Adjusted EPS grew 35% and Adjusted EBITDA grew 17%. As we head into 2019, we remain very confident in our strategy, our business model and our team’s commitment and ability to deliver results.”

Fourth Quarter

During the fourth quarter of 2018, Novanta generated GAAP revenue of $156.2 million, an increase of $9.3 million, or 6.3%, versus the fourth quarter of 2017.  The Company’s acquisition activities resulted in an increase in revenue of $3.3 million, or 2.2%, compared to the fourth quarter of 2017.  Changes in foreign currency exchange rates year over year adversely impacted our revenue by $1.6 million, or 1.1%, during the fourth quarter of 2018.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 5.2% for the fourth quarter of 2018 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the fourth quarter of 2018, GAAP operating income was $15.7 million, compared to $19.1 million in the fourth quarter of 2017.  GAAP net income attributable to Novanta was $11.6 million in the fourth quarter of 2018, compared to $8.9 million in the fourth quarter of 2017.  GAAP diluted earnings per share (“EPS”) was $0.33 in the fourth quarter of 2018, compared to ($0.00) in the fourth quarter of 2017.

Adjusted Diluted EPS was $0.56 in the fourth quarter of 2018, compared to $0.44 in the fourth quarter of 2017.  The Company ended the fourth quarter of 2018 with 35.5 million weighted average shares outstanding.  Adjusted EBITDA was $30.8 million in the fourth quarter of 2018, compared to $30.0 million in the fourth quarter of 2017.

Operating cash flow for the fourth quarter of 2018 was $21.9 million, compared to $22.1 million for the fourth quarter of 2017.

Full Year

For the full year 2018, Novanta generated GAAP revenue of $614.3 million, an increase of $93.0 million, or 17.8%, versus the full year 2017.  The Company’s acquisition activities resulted in an increase in revenue of $52.9 million, or 10.2%.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $3.7 million, or 0.6%, in 2018.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 7.0% for the full year 2018 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

For the full year 2018, GAAP operating income was $71.0 million, compared to $57.6 million in 2017.  GAAP net income attributable to Novanta was $49.1 million for the full year 2018, compared to $60.1 million in 2017.  GAAP diluted EPS was $1.43 for the full year 2018, compared to $1.13 in 2017. In 2018, the Company purchased the remaining equity interest in Laser Quantum, resulting in a reversal of $1.8 million of the previously recorded redemption value adjustment, to reduce the carrying value of the noncontrolling interest to the actual purchase price.  This nontaxable adjustment was recognized in retained earnings instead of net income, but resulted in a $0.05 increase in EPS under U.S. GAAP accounting rules.

Adjusted Diluted EPS was $2.16 for the full year 2018, compared to $1.60 in 2017.  The Company ended the full year 2018 with 35.5 million weighted average shares outstanding.  Adjusted EBITDA was $123.8 million for the full year 2018, compared to $106.1 million in 2017.

Operating cash flow for the full year 2018 was $89.6 million, compared to $63.4 million in 2017. The Company finished 2018 with approximately $207.4 million of total debt and $82.0 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $127.5 million.

Financial Outlook

For the full year 2019, the Company expects GAAP revenue of approximately $645 million to $655 million, Adjusted EBITDA in the range of $131 million to $135 million, and Adjusted Diluted EPS to be in the range of $2.30 to $2.36.  The Company’s Adjusted Diluted EPS and Adjusted EBITDA guidance assumes no significant changes in foreign exchange rates.

For the first quarter of 2019, the Company expects GAAP revenue of approximately $154 million to $157 million, Adjusted EBITDA in the range of $27 million to $29 million, and Adjusted Diluted EPS to be in the range of $0.44 to $0.49.  The Company’s Adjusted Diluted EPS and Adjusted EBITDA guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, February 27, 2019 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Presentations and Events page of the Investor Relations section of the Company's website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com. The replay will remain available until Friday, April 5, 2019.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc. and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our confidence in our strategy and our business model and our team’s commitment and ability to deliver results; anticipated financial performance, including our financial outlook for the first quarter and full year 2019; expectations regarding market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; changes in governmental regulation of our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; tax audits by tax authorities; changes in tax laws, and fluctuations in our effective tax rates; anticipated impact from the U.S. Tax Cuts and Jobs Act; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; provisions of our corporate documents that may delay or prevent a change in control; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$156,178	$146,918	$614,337	$521,290
Cost of revenue	91,672	84,677	352,809	300,759
Gross profit	64,506	62,241	261,528	220,531
Operating expenses:
Research and development and engineering	13,280	11,795	51,024	41,673
Selling, general and administrative	28,302	27,380	115,900	101,654
Amortization of purchased intangible assets	4,012	2,683	15,550	12,096
Restructuring, acquisition and divestiture related costs	3,236	1,310	8,041	7,542
Total operating expenses	48,830	43,168	190,515	162,965
Operating income	15,676	19,073	71,013	57,566
Interest income (expense), net	(2,499)	(2,291)	(9,814)	(7,165)
Foreign exchange transaction gains (losses), net	311	(271)	147	(447)
Other income (expense), net	87	59	(44)	(229)
Gain on acquisition of business	—	—	—	26,409
Income before income taxes	13,575	16,570	61,302	76,134
Income tax provision	1,931	6,893	10,207	13,827
Consolidated net income	11,644	9,677	51,095	62,307
Less: Net income attributable to noncontrolling interest	—	(812)	(1,986)	(2,256)
Net income attributable to Novanta Inc.	$11,644	$8,865	$49,109	$60,051

Earnings (loss) per common share attributable to Novanta Inc.
Basic	$0.33	$(0.00)	$1.46	$1.14
Diluted	$0.33	$(0.00)	$1.43	$1.13

Weighted average common shares outstanding—basic	34,897	34,842	34,913	34,817
Weighted average common shares outstanding—diluted	35,485	34,842	35,473	35,280

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$82,043	$100,057
Accounts receivable, net	83,955	81,482
Inventories	104,764	91,278
Other current assets	11,007	15,062
Total current assets	281,769	287,879
Property, plant and equipment, net	65,464	61,718
Intangible assets, net	142,920	155,048
Goodwill	217,662	210,988
Other assets	11,761	11,070
Total assets	$719,576	$726,703
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,535	$9,119
Accounts payable	50,733	39,793
Accrued expenses and other current liabilities	48,928	49,256
Total current liabilities	104,196	98,168
Long-term debt	202,843	225,500
Other long-term liabilities	44,282	44,567
Total liabilities	351,321	368,235
Redeemable noncontrolling interest	—	46,923
Stockholders’ Equity:
Total stockholders’ equity	368,255	311,545
Total liabilities, noncontrolling interest and stockholders’ equity	$719,576	$726,703

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income	$11,644	$9,677	$51,095	$62,307
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,666	8,318	37,052	30,758
Share-based compensation	2,239	1,270	7,714	5,493
Gain on acquisition of business	—	—	—	(26,409)
Deferred income taxes	(2,767)	353	(6,076)	(2,560)
Inventory acquisition fair value adjustment	—	—	—	4,754
Other non-cash items	519	(144)	2,794	2,886
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	4,591	1,782	(1,156)	(2,077)
Inventories	(6,562)	(1,781)	(15,603)	(13,587)
Other operating assets and liabilities	2,597	2,616	13,827	1,813
Net cash provided by operating activities	21,927	22,091	89,647	63,378
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,013)	(2,592)	(14,658)	(9,094)
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	(29,600)	(168,332)
Acquisition of assets	(374)	—	(1,599)	—
Other investing activities	54	2	267	46
Net cash used in investing activities	(3,333)	(2,590)	(45,590)	(177,380)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	—	55,253	176,769
Repayments of term loan and revolving credit facility	(45,589)	(11,300)	(74,648)	(26,925)
Acquisition of noncontrolling interest	—	—	(30,800)	—
Repurchase of common stock	(2,085)	—	(5,850)	(370)
Other financing activities	(216)	(468)	(4,119)	(6,144)
Net cash provided by (used in) financing activities	(47,890)	(11,768)	(60,164)	143,330
Effect of exchange rates on cash and cash equivalents	(475)	175	(1,907)	2,621
Increase (decrease) in cash and cash equivalents	(29,771)	7,908	(18,014)	31,949
Cash and cash equivalents, beginning of period	111,814	92,149	100,057	68,108
Cash and cash equivalents, end of period	$82,043	$100,057	$82,043	$100,057

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue
Photonics	$62,161	$61,856	$249,339	$232,359
Vision	60,757	58,131	232,902	183,074
Precision Motion	33,260	26,931	132,096	105,857
Total	$156,178	$146,918	$614,337	$521,290

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Photonics
Gross Profit (GAAP)	$27,599	$28,694	$117,109	$106,117
Gross Profit Margin (GAAP)	44.4%	46.4%	47.0%	45.7%
Amortization of intangible assets	664	1,020	2,750	4,005
Acquisition fair value adjustments	—	—	—	699
Adjusted Gross Profit (Non-GAAP)	$28,263	$29,714	$119,859	$110,821
Adjusted Gross Profit Margin (Non-GAAP)	45.5%	48.0%	48.1%	47.7%

Vision
Gross Profit (GAAP)	$22,876	$21,871	$87,198	$69,249
Gross Profit Margin (GAAP)	37.7%	37.6%	37.4%	37.8%
Amortization of intangible assets	1,732	1,636	6,658	4,460
Acquisition fair value adjustments	—	—	—	4,055
Adjusted Gross Profit (Non-GAAP)	$24,608	$23,507	$93,856	$77,764
Adjusted Gross Profit Margin (Non-GAAP)	40.5%	40.4%	40.3%	42.5%

Precision Motion
Gross Profit (GAAP)	$14,727	$12,006	$59,477	$46,564
Gross Profit Margin (GAAP)	44.3%	44.6%	45.0%	44.0%
Amortization of intangible assets	203	90	652	359
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$14,930	$12,096	$60,129	$46,923
Adjusted Gross Profit Margin (Non-GAAP)	44.9%	44.9%	45.5%	44.3%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(696)	$(330)	$(2,256)	$(1,399)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$(696)	$(330)	$(2,256)	$(1,399)

Novanta Inc.
Gross Profit (GAAP)	$64,506	$62,241	$261,528	$220,531
Gross Profit Margin (GAAP)	41.3%	42.4%	42.6%	42.3%
Amortization of intangible assets	2,599	2,746	10,060	8,824
Acquisition fair value adjustments	—	—	—	4,754
Adjusted Gross Profit (Non-GAAP)	$67,105	$64,987	$271,588	$234,109
Adjusted Gross Profit Margin (Non-GAAP)	43.0%	44.2%	44.2%	44.9%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2018
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$15,676	10.0%	$13,575	$1,931	14.2%	$11,644	$0.33
Non-GAAP Adjustments:
Amortization of intangible assets	6,611	4.2%	6,611
Restructuring, divestiture and other costs	900	0.6%	900
Acquisition related costs	2,336	1.5%	2,336
Tax effect on non-GAAP adjustments				1,210
Non-GAAP tax adjustments				372
Total non-GAAP adjustments	9,847	6.3%	9,847	1,582		8,265	0.23

Adjusted results (Non-GAAP)	$25,523	16.3%	$23,422	$3,513	15.0%	$19,909	$0.56

Weighted average shares outstanding - Diluted							35,485

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2017
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$19,073	13.0%	$16,570	$6,893	41.6%	$8,865
Less: Redeemable noncontrolling interest redemption value adjustment						(8,941)
Net income (loss) attributable to Novanta Inc. after adjustment for redeemable noncontrolling interest redemption value						$(76)	$(0.00)
Redeemable noncontrolling interest redemption value adjustment						8,941	0.25
Net income attributable to Novanta Inc.						$8,865
Non-GAAP Adjustments:
Amortization of intangible assets	5,429	3.7%	5,429
Restructuring, divestiture and other costs	146	0.1%	146
Acquisition related costs	1,164	0.8%	1,164
Tax effect on non-GAAP adjustments				2,845
Non-GAAP tax adjustments				(2,584)
Total non-GAAP adjustments	6,739	4.6%	6,739	261		6,478	0.19

Adjusted results (Non-GAAP)	$25,812	17.6%	$23,309	$7,154	30.7%	$15,343	$0.44

Weighted average shares outstanding - Diluted							34,842

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Year Ended December 31, 2018
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$71,013	11.6%	$61,302	$10,207	16.7%	$49,109
Less: Redeemable noncontrolling interest redemption value adjustment						1,781
Net income attributable to Novanta Inc. after adjustment for redeemable noncontrolling interest redemption value						$50,890	$1.43
Redeemable noncontrolling interest redemption value adjustment						(1,781)	(0.05)
Net income attributable to Novanta Inc.						$49,109
Non-GAAP Adjustments:
Amortization of intangible assets	25,610	4.2%	25,610
Restructuring, divestiture and other costs	2,025	0.3%	2,025
Acquisition related costs	6,016	0.9%	6,016
Tax effect on non-GAAP adjustments				5,920
Non-GAAP tax adjustments				377
Total non-GAAP adjustments	33,651	5.4%	33,651	6,297		27,354	0.78

Adjusted results (Non-GAAP)	$104,664	17.0%	$94,953	$16,504	17.4%	$76,463	$2.16

Weighted average shares outstanding - Diluted							35,473

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Year Ended December 31, 2017
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$57,566	11.0%	$76,134	$13,827	18.2%	$60,051
Less: Redeemable noncontrolling interest redemption value adjustment						(20,244)
Net income attributable to Novanta Inc. after adjustment for redeemable noncontrolling interest redemption value						$39,807	$1.13
Redeemable noncontrolling interest redemption value adjustment						20,244	0.57
Net income attributable to Novanta Inc.						$60,051
Non-GAAP Adjustments:
Amortization of intangible assets	20,920	4.0%	20,920
Restructuring, divestiture and other costs	346	0.1%	346
Acquisition related costs	7,196	1.4%	7,196
Acquisition fair value adjustments	4,754	0.9%	4,754
Gain on acquisition of business			(26,409)
Tax effect on non-GAAP adjustments				9,641
Non-GAAP tax adjustments				759
Total non-GAAP adjustments	33,216	6.4%	6,807	10,400		(3,593)	(0.10)

Adjusted results (Non-GAAP)	$90,782	17.4%	$82,941	$24,227	29.2%	$56,458	$1.60

Weighted average shares outstanding - Diluted							35,280

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Consolidated Net Income (GAAP)	$11,644	$9,677	$51,095	$62,307
Net Income Margin	7.5%	6.6%	8.3%	12.0%
Interest (income) expense, net	2,499	2,291	9,814	7,165
Income tax provision	1,931	6,893	10,207	13,827
Depreciation and amortization	9,666	8,318	37,052	30,758
Share-based compensation	2,172	1,270	7,647	5,493
Restructuring, acquisition and divestiture related costs	3,236	1,310	8,041	7,542
Acquisition fair value adjustments	—	—	—	4,754
Gain on acquisition of business	—	—	—	(26,409)
Other, net	(398)	212	(103)	676
Adjusted EBITDA (Non-GAAP)	$30,750	$29,971	$123,753	$106,113
Adjusted EBITDA Margin (Non-GAAP)	19.7%	20.4%	20.1%	20.4%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2018 Compared to Three Months Ended December 31, 2017	Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Reported growth (GAAP)	6.3%	17.8%
Less: Change attributable to acquisitions	2.2%	10.2%
Plus: Change due to foreign currency	1.1%	(0.6)%
Organic growth (Non-GAAP)	5.2%	7.0%

Net Debt (Non-GAAP):

	December 31, 2018	December 31, 2017
Total Debt (GAAP)	$207,378	$234,619
Plus: Deferred financing costs	2,205	3,159
Gross Debt	209,583	237,778
Less: Cash and cash equivalents	(82,043)	(100,057)
Net Debt (Non-GAAP)	$127,540	$137,721

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash Provided by Operating Activities (GAAP)	$21,927	$22,091	$89,647	$63,378
Less: Purchases of property, plant and equipment	(3,013)	(2,592)	(14,658)	(9,094)
Plus: Proceeds from sale of property, plant and equipment	54	2	267	46
Free Cash Flow (Non-GAAP)	$18,968	$19,501	$75,256	$54,330
Net Income Attributable to Novanta Inc. (GAAP)	$11,644	$8,865	$49,109	$60,051
Cash Provided by Operating Activities as a Percentage of Net Income Attributable to Novanta Inc.	188.3%	249.2%	182.5%	105.5%
Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc.	162.9%	220.0%	153.2%	90.5%

Non-GAAP Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring, acquisition and divestiture related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. In addition, the Company excluded the prior year gain recognized upon increasing its equity ownership position in Laser Quantum from approximately 41% to approximately

76% because the gain is unusual and nonrecurring in nature and should be excluded from the assessment of long-term performance trends of the Company.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring, acquisition and divestiture related costs and prior year gain on the Laser Quantum acquisition for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., Net of Tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, and prior year gain on the Laser Quantum acquisition, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., Net of Tax.  In addition, the Company excluded the redeemable noncontrolling interest redemption value adjustment as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, prior year gain on the Laser Quantum acquisition, other non-operating income (expense) items, including foreign exchange gains (losses), net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan, and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc.

The Company defines Free Cash Flow as cash provided by (used in) operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc. is defined as Free Cash Flow divided by Net Income Attributable to Novanta, Inc.  Management believes these non-GAAP measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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